Exhibit 99.1
FOR IMMEDIATE RELEASE
Contacts: David Vander Ploeg Executive VP and CFO 920-882-5854
W6316 Design Drive, Greenville, WI 54942 P.O. Box 1579, Appleton, WI 54912-1579	Elizabeth M. Higashi, CFA Investor Relations 920-243-5392

School Specialty Announces Fiscal 2013 Second Quarter Results
-	Reports Revenue of $236.9 Million and Net Income of $14.1 Million
-	Operating Income Increases 17 Percent to $25.3 Million
-	Gross Margin Improves in Quarter and Six Months Results

GREENVILLE, Wis., November 20, 2012 - School Specialty (NASDAQ:SCHS), a leading

K-12 education company with the broadest array of products in the market, today reported second quarter and six months results for the period ending October 27, 2012.  Revenue for the second quarter of fiscal 2013 was $236.9 million, compared with $251.4 million in the prior year, a decline of 5.8 percent.  Net income for the second quarter of fiscal 2013 was $14.1 million or $0.75 per diluted earnings per share compared with $8.9 million or $0.47 per diluted share last year.

Revenue for the six months of fiscal 2013 was $489.0 million compared with $527.5 million last year, a decline of 7.3 percent.  Net income for the six months increased to $32.5 million or $1.72 per diluted share, versus $22.4 million or $1.18 per diluted share in the comparable period last year.

“Despite the challenging marketplace, we continued to make progress on our turnaround strategy and mid and long term initiatives while staying focused on managing costs,” said Michael P. Lavelle, President and Chief Executive Officer. “Revenue declines in the second quarter were reduced from earlier this year with continued improvement in our operating performance.  Our immediate priorities remain improving EBITDA and working capital while we focus our marketing and sales strategies to support our revenue goals,” he added.

Second Quarter Financial Results

●

Revenue for fiscal 2013 second quarter was $236.9 million, compared with $251.4 million in fiscal 2012, a decline of 5.8 percent.  The decline in sales reflects the continued impact of industry-wide soft educational spending on curriculum products.

●

Educational Resources revenue was $171.1 million in the quarter compared with $173.2 million in the prior year and Accelerated Learning revenue declined 15.9 percent to $65.6 million from $78.0 million last year.

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Gross profit was $92.7 million compared with $95.1 million last year, a decline of 2.5 percent.  Consolidated gross margin improved to 39.1 percent, an increase of 130 basis points, primarily due to margin improvement in both Educational Resources and Accelerated Learning.

●

Selling, general and administrative (SG&A) expenses were $67.4 million compared with $73.4 million in the prior year’s second quarter, a decline of 8.2 percent, reflecting strong cost controls.  Lower overall sales levels also reduced the variable cost component which reduced expenses.

●

During the second quarter, the company also recorded a $1.4 million impairment charge related to the receipt of $3 million in settlement of a note issued to the company with the divestiture of a business in 2008.

●

Interest expense for the second quarter was $9.3 million compared with $6.9 million in the previous year.  This increase is largely driven by higher interest rates on our term loan and a prepayment charge on a term loan principal payment.

●

The provision for income taxes in the second quarter of fiscal 2013 was $0.3 million compared with $6.0 million in the previous year.  The decline in taxes was related to projected annual tax losses for fiscal 2013.

●	Earnings before interest, taxes, depreciation, amortization and impairment charges (EBITDA) improved 9.3 percent to $34.2 million compared with $31.3 million in the previous year.

●

Net income was $14.1 million compared with $8.9 million last year.  Diluted earnings per share increased 59.7 percent in this year’s second quarter to $0.75 from $0.47 in the comparable period last year.

●

The second quarter of fiscal 2013 included the previously mentioned impairment charge of $1.4 million or $0.07 per diluted share.  The prior year included restructuring charges of $0.9 million or $0.05 per diluted share.  Excluding these charges, adjusted net income for this year’s second quarter was $15.5 million or $0.82 per diluted share compared with $9.7 million or $0.51 per diluted share in the prior year’s second quarter

Six Months Results

●	Revenue for the first six months of fiscal 2013 was $489.0 million, compared with $527.5 million in the same period of the prior year, a decline of 7.3 percent.

●

Educational Resources revenue in the first six months of fiscal 2013 declined 4.0 percent to $344.8 million compared with $359.3 million in fiscal 2012.  Accelerated Learning revenue declined 14.3 percent to $143.9 million in the first six months of fiscal 2013 compared with $167.8 million in the prior year.

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●

Gross profit for the first six months of the fiscal year was $196.3 million compared with $206.3 million last year.  The consolidated gross margin increased 100 basis points to 40.1 percent from 39.1 percent in the comparable six month period of fiscal 2012.

●

SG&A expenses declined 7.0 percent to $142.5 million compared with the prior year’s $153.2 million.  The decline is due to a combination of decreased variable costs associated with the revenue decline and lower compensation costs.

●

Interest expense in the six months of the current fiscal year was $19.3 million compared with last year’s $14.8 million.  Fiscal 2013 interest expense was higher due to costs related to the debt refinancing, higher interest rates on our term loan and a prepayment charge on term loan principal.

●

During the first half of fiscal 2012, $57.5 million of outstanding 3.75% convertible subordinated debentures were exchanged and refinanced with new debentures.  Expenses of $1.1 million associated with this convertible debt exchange were recognized in last year’s first six months.

●	EBITDA for the six months was $71.8 million compared with $71.7 million in the previous year’s six month period.

●	Net income was $32.5 million or $1.72 per diluted share in the first half of fiscal 2013, compared with net income of $22.4 million or $1.18 per diluted share last year.

●

For the first six months of fiscal 2013, one-time costs included the previously mentioned $1.4 million or $0.07 per diluted share impairment charge, $2.5 million or $0.13 per diluted share related to debt refinancing expenses, and $1.1 million or $0.06 per diluted share in restructuring charges.  For the six month comparable period last year, results included a $0.7 million or $0.04 per diluted share expense associated with the exchange of convertible debt and $0.9 million or $0.05 per diluted share from restructuring charges.  On an adjusted basis for the six months, fiscal 2013 adjusted net income would have been $37.5 million or $1.98 per diluted share compared with $23.9 million or $1.26 per diluted share in fiscal 2012.

●	Free cash flow in the first half of fiscal 2013 increased $28.1 million to $13.9 million compared to negative free cash flow of $14.2 million in fiscal 2012’s first half.

Financial Outlook

“We believe that given the challenging market this school season, fiscal year 2013 revenues are likely to decline in the mid-single digit range compared with fiscal 2012.  Although revenue is softer than our previously anticipated performance levels for fiscal 2013, given our margin and cost reduction actions, we continue to believe that fiscal 2013 will look similar to fiscal 2012 actual results in terms of EBITDA,” said Lavelle.

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Conference Call

The second quarter earnings conference call is scheduled for today at 11 a.m. ET/10 a.m. CT.  The live audio webcast will include accompanying slides and is available on the Investors section of School Specialty's web site at www.schoolspecialty.com under Presentations.  The presentation will be archived on the company’s website and available later in the day.

About School Specialty, Inc.

School Specialty is a leading education company that provides innovative and proprietary products, programs and services to help educators engage and inspire students of all ages and abilities to learn.  The company designs, develops, and provides preK-12 educators with the latest and very best curriculum, supplemental learning resources, and school supplies.  Working in collaboration with educators, School Specialty reaches beyond the scope of textbooks to help teachers, guidance counselors and school administrators ensure that every student reaches his or her full potential.

Accelerated Learning’s major products include: Wordly Wise 3000®, Premier™ Agenda, Delta Education™, FOSS®, CPO Science ™, Frey Scientific ®, Educator’s Publishing Service, Academy of Reading®, Think Math!™, MCI®, S.P.I.R.E.® and SPARK™.  Educational Resources proprietary brands include: Education Essentials®, Sportime®, Childcraft®, Sax® Arts & Crafts, Califone®, abc®, Abilitations®, School Smart®, Classroom Select™ and Projects by Design®.

For more information about School Specialty, visit www.schoolspecialty.com.

Cautionary Statement Concerning Forward-Looking Information

Any statements made in this press release about future results of operations, expectations, plans, or prospects, including but not limited to statements included under the heading “Financial Outlook,” constitute forward-looking statements.  Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “should,” “plans,” “targets” and/or similar expressions.  These forward-looking statements are based on School Specialty’s current estimates and assumptions and, as such, involve uncertainty and risk.  Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by the forward-looking statements because of a number of factors, including the factors described in Item 1A of School Specialty’s Annual Report on Form 10-K for the fiscal year ended April 28, 2012, which factors are incorporated herein by reference.  Except to the extent required under the federal securities laws, School Specialty does not intend to update or revise the forward-looking statements.

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SCHOOL SPECIALTY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Amounts)

Unaudited

	Three Months Ended		Six Months Ended
	October 27, 2012	October 29, 2011	October 27, 2012	October 29, 2011

Revenues	$ 236,866	$ 251,375	$ 489,005	$ 527,459
Cost of revenues	144,166	156,315	292,708	321,123
Gross profit	92,700	95,060	196,297	206,336
Selling, general and administrative expenses	67,364	73,405	142,480	153,181
Operating income	25,336	21,655	53,817	53,155

Other expense:
Impairment of long-term asset	1,414	-	1,414	-
Interest expense	9,315	6,867	19,281	14,779
Expense associated with convertible debt exchange	-	-	-	1,090
Income before provision for income taxes	14,607	14,788	33,122	37,286
Provision for income taxes	343	6,044	602	14,972
Income before investment in
unconsolidated affiliate	$ 14,264	$ 8,744	$ 32,520	$ 22,314
Equity in income/(losses) of investment in
unconsolidated affiliate	(137)	135	(18)	115
Net income	$ 14,127	$ 8,879	$ 32,502	$ 22,429

Weighted average shares outstanding:
Basic	18,930	18,880	18,915	18,877
Diluted	18,946	19,020	18,926	18,972

Net Income Per Share:
Basic	$ 0.75	$ 0.47	$ 1.72	$ 1.19
Diluted.	$ 0.75	$ 0.47	$ 1.72	$ 1.18

Earnings before interest, taxes, depreciation,
amortization and impairment
charges (EBITDA) reconciliation:
Net income	$ 14,127	$ 8,879	$ 32,502	$ 22,429
Equity in (income)/losses of unconsolidated affiliate	137	(135)	18	(115)
Provision for income taxes	343	6,044	602	14,972
Expense associated with convertible debt exchange	-	-	-	1,090
Impairment charge	1,414	-	1,414	-
Depreciation and amortization expense	6,969	7,319	13,985	14,536
Amortization of development costs	1,926	2,356	3,994	3,959
Interest expense	9,315	6,867	19,281	14,779
EBITDA	$ 34,231	$ 31,330	$ 71,796	$ 71,650

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SCHOOL SPECIALTY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Share and Per Share Amounts)

Unaudited

	October 27, 2012	April 28, 2012	October 29, 2011
ASSETS
Current assets:
Cash and cash equivalents	$ 5,577	$ 484	$ 4,141
Restricted cash	2,708	-	-
Accounts receivable, net	119,275	62,826	127,722
Inventories	84,769	100,504	77,253
Deferred catalog costs	3,377	11,737	7,079
Prepaid expenses and other current assets	13,371	11,111	14,218
Refundable income taxes	3,520	3,570	-
Deferred taxes	4,797	4,797	1,700
Total current assets.	237,394	195,029	232,113
Property, plant and equipment, net	50,836	57,491	59,962
Goodwill	41,093	41,263	127,990
Intangible assets, net	119,120	124,242	150,521
Development costs and other	35,807	35,206	35,054
Deferred taxes long-term	390	390	7,218
Investment in unconsolidated affiliate	9,882	9,900	20,515
Total assets	$ 494,522	$ 463,521	$ 633,373

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current maturities - long-term debt	$ 10,833	$ 955	$ 43,272
Accounts payable	63,770	74,244	40,816
Accrued compensation	10,974	8,094	12,284
Deferred revenue	3,481	3,095	4,389
Accrued income taxes	-	-	13,122
Other accrued liabilities	20,423	18,932	29,223
Total current liabilities	109,481	105,320	143,106
Long-term debt - less current maturities	284,519	289,668	266,350
Deferred taxes	-	-	-
Other liabilities	587	587	688
Total liabilities	394,587	395,575	410,144

Commitments and contingencies
Shareholders' equity:
Preferred stock, $0.001 par value per share, 1,000,000 shares authorized;
none outstanding	-	-	-
Common stock, $0.001 par value per share, 150,000,000 authorized and
24,599,159; 24,290,345 and 24,300,545 shares issued, respectively	24	24	24
Capital paid-in excess of par value	445,059	444,428	443,293
Treasury stock, at cost 5,420,210; 5,420,210 and 5,420,210 shares, respectively	(186,637)	(186,637)	(186,637)
Accumulated other comprehensive income	22,486	23,631	23,603
Accumulated deficit	(180,997)	(213,500)	(57,054)
Total shareholders' equity	99,935	67,946	223,229
Total liabilities and shareholders' equity	$ 494,522	$ 463,521	$ 633,373

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SCHOOL SPECIALTY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

Unaudited

	Six Months Ended
	October 27, 2012	October 29, 2011
Cash flows from operating activities:
Net income	$ 32,502	$ 22,429
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and intangible asset amortization expense	13,985	14,536
Amortization of development costs	3,994	3,959
Amortization of debt fees and other	3,779	1,751
Share-based compensation expense	723	1,181
Impairment of long-term asset	1,414	-
Equity in losses/(income) of investment in unconsolidated affiliate	18	(115)
Deferred taxes	-	(4,246)
Expense associated with convertible debt exchange	-	1,090
Non-cash convertible debt interest expense	4,497	5,005
Changes in current assets and liabilities:
Accounts receivable	(56,356)	(61,162)
Inventories	15,737	34,000
Deferred catalog costs	8,008	9,560
Prepaid expenses and other current assets	(2,212)	295
Accounts payable	(11,001)	(45,089)
Accrued liabilities	4,446	10,101
Net cash provided by/(used in) operating activities	19,534	(6,705)

Cash flows from investing activities:
Additions to property, plant and equipment	(2,460)	(3,667)
Investment in product development costs	(3,182)	(3,816)
Change in restricted cash	(2,708)	-
Proceeds from note receivable	3,000	-
Net cash used in investing activities	(5,350)	(7,483)

Cash flows from financing activities:
Proceeds from bank borrowings	819,753	300,600
Repayment of debt and capital leases	(819,591)	(290,429)
Payment of debt and other	(9,253)	(1,663)
Net cash (used in)/provided by financing activities	(9,091)	8,508

Net decrease in cash and cash equivalents	5,093	(5,680)
Cash and cash equivalents, beginning of period	484	9,821
Cash and cash equivalents, end of period	$ 5,577	$ 4,141

Free cash flow reconciliation:
Net cash (used in)/provided by operating activities	$ 19,534	$ (6,705)
Additions to property and equipment	(2,460)	(3,667)
Investment in product development costs	(3,182)	(3,816)
Free cash flow	$ 13,892	$ (14,188)

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School Specialty, Inc.

Segment Analysis - Revenues and Gross Profit/Margin Analysis

(In thousands)

Unaudited

Segment Revenues and Gross Profit/Margin Analysis-QTD
					% of Revenues
	2Q13-QTD	2Q12-QTD	Change $	Change %	2Q13-QTD	2Q12-QTD
Revenues
Educational Resources	$ 171,089	$ 173,222	$ (2,133)	-1.2%	72.2%	68.9%
Accelerated Learning	65,610	77,986	(12,376)	-15.9%	27.7%	31.0%
Corporate and Interco Elims	167	167	-		0.1%	0.1%
Total Revenues	$ 236,866	$ 251,375	$ (14,509)	-5.8%	100.0%	100.0%

					% of Gross Profit
	2Q13-QTD	2Q12-QTD	Change $	Change %	2Q13-QTD	2Q12-QTD
Gross Profit
Educational Resources	$ 57,082	$ 53,481	$ 3,601	6.7%	61.6%	56.3%
Accelerated Learning	35,456	40,825	(5,369)	-13.2%	38.2%	42.9%
Corporate and Interco Elims	162	754	(592)		0.2%	0.8%
Total Gross Profit	$ 92,700	$ 95,060	$ (2,360)	-2.5%	100.0%	100.0%

Segment Gross Margin Summary-QTD

Gross Margin	2Q13-QTD	2Q12-QTD
Educational Resources	33.4%	30.9%
Accelerated Learning	54.0%	52.3%
Total Gross Margin	39.1%	37.8%

Segment Revenues and Gross Profit/Margin Analysis-YTD
					% of Revenue
	2Q13-YTD	2Q12-YTD	Change $	Change %	2Q13-YTD	2Q12-YTD
Revenues
Educational Resources	$ 344,776	$ 359,286	$ (14,510)	-4.0%	70.5%	68.1%
Accelerated Learning	143,895	167,839	(23,944)	-14.3%	29.4%	31.8%
Corporate and Interco Elims	334	334	-		0.1%	0.1%
Total Revenues	$ 489,005	$ 527,459	$ (38,454)	-7.3%	100.0%	100.0%

					% of Gross Profit
	2Q13-YTD	2Q12-YTD	Change $	Change %	2Q13-YTD	2Q12-YTD
Gross Profit
Educational Resources	$ 117,641	$ 113,918	$ 3,723	3.3%	59.9%	55.2%
Accelerated Learning	78,330	90,982	(12,652)	-13.9%	39.9%	44.1%
Corporate and Interco Elims	326	1,436	(1,110)		0.2%	0.7%
Total Gross Profit	$ 196,297	$ 206,336	$ (10,039)	-4.9%	100.0%	100.0%

Segment Gross Margin Summary-YTD

Gross Margin	2Q13-YTD	2Q12-YTD
Educational Resources	34.1%	31.7%
Accelerated Learning	54.4%	54.2%
Total Gross Margin	40.1%	39.1%

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School Specialty, Inc.

Reconciliation of GAAP Net Income and Net Income per Share to Adjusted Net Income and Net

Income per Diluted Share

(In Thousands, Except Per Share Amounts)

Unaudited

	Three Months Ended		Six Months Ended
	October 27, 2012	October 29, 2011	October 27, 2012	October 29, 2011

GAAP Net Income	$ 14,127	$ 8,879	$ 32,502	$ 22,429
Special Items, net of tax:		-		-
Expense associated with convertible debt exchange	-	-	-	671
Expense associated with debt refinancing (included in interest expense)	-	-	2,490	-
Restructuring (included in SG&A)	-	864	1,103	864
Impairment of long-term asset	1,414	-	1,414	-
Adjusted Net Income	$ 15,541	$ 9,743	$ 37,509	$ 23,964

	Three Months Ended		Six Months Ended
	October 27, 2012	October 29, 2011	October 27, 2012	October 29, 2011

GAAP Net Income per Diluted Share	$ 0.75	$ 0.47	$ 1.72	$ 1.18
Special Items, net of tax:
Expense associated with convertible debt exchange	-	-	-	0.04
Expense associated with debt refinancing (included in interest expense)	-	-	0.13	-
Restructuring (included in SG&A)	-	0.05	0.06	0.05
Impairment of long-term asset	0.07	-	0.07	-
Adjusted Net Income per diluted share	$ 0.82	$ 0.51	$ 1.98	$ 1.26

Note: Totals may not foot due to rounding differences.

School Specialty's financial results for the three and six months ended October 27, 2012 and October 29, 2011 included certain items that management believes are not representative of its operating performance.  This additional information and reconciliation is not meant to be considered in isolation or as a substitute for the company's results of operations as prepared  and presented in accordance with GAAP.

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